UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012 (April 25, 2012)

ANCESTRY.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34518	26-1235962
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 West 4800 North, Provo, UT		84604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 705-7000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 25, 2012, Ancestry.com Inc. (the “Company”), through its wholly-owned subsidiary Ancestry.com Operations Inc., entered into an asset purchase agreement (the “Purchase Agreement”) with Inflection LLC, a Nevada limited liability company (“Inflection”) to acquire Inflection’s family history website, Archives.com, and certain other assets for approximately $100 million in cash (the “Transaction”). Upon completion of the Transaction, the Company will continue to operate Archives.com and certain other websites.

The Purchase Agreement contains customary representations and warranties and covenants, including among others, covenants with respect to the operation of the Archives.com business prior to the closing and providing for each of the parties to use reasonable best efforts to cause the Transaction to be consummated.

The closing of the Transaction is subject to various conditions, including expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions.

The Purchase Agreement contains certain termination rights for both the Company and Inflection. In certain circumstances specifically related to antitrust matters and subject to certain conditions, the Purchase Agreement provides for the Company to pay to Inflection a fee of $10 million upon termination.

In connection with the Transaction, certain employees of Inflection entered into employment arrangements with the Company, which will be effective upon consummation of the Transaction.

At the closing, in connection with the Transaction, the Company and Inflection will enter into a transition services agreement, under which Inflection will provide services not purchased pursuant to the Transaction to facilitate the Company’s operation of the Archives.com business after the closing, and a license agreement, under which Inflection will license certain intellectual property to the Company to facilitate operation of the Archives.com business after the closing, along with other ancillary agreements.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Report and incorporated by reference. The Purchase Agreement contains representations and warranties made by the Company and Inflection. These representations and warranties have been made solely for the benefit of the parties to the Purchase Agreement; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures that were made to the other party in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in the Purchase Agreement; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement and are subject to more recent developments. Investors are not third party beneficiaries under the Purchase Agreement and, in light of the foregoing reasons, should not rely on the representations and warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Forward-Looking Statements

This Item 1.01 contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. These statements include statements regarding the contemplated Transaction. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include the failure or inability to consummate the Transaction, including the failure or inability to satisfy certain closing conditions related to the Transaction, the effect of the Transaction on the Company’s financial results, the conditions of regulatory approvals, the potential inability to successfully operate or integrate business purchased in the Transaction, including the potential inability to retain customers, key employees or vendors, and market conditions. Information concerning these and other factors that could cause results to differ materially from those contained in the forward-looking statements is included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in discussions in other of its Securities and Exchange Commission filings. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

ITEM 9.01 Exhibits.

(d)	Exhibit	Description

	2.1	Asset Purchase Agreement dated April 25, 2012 by and between Ancestry.com Operations Inc. and Inflection LLC.*

	99.1	Press release dated April 25, 2012 by the Company announcing entry into the Purchase Agreement.

*

Certain schedules and exhibits have been omitted. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM INC.

Date: April 30, 2012	By:	/s/ William C. Stern
William C. Stern
General Counsel

INDEX OF EXHIBITS

Exhibit	Description

2.1	Asset Purchase Agreement dated April 25, 2012 by and between Ancestry.com Operations Inc. and Inflection LLC.*

99.1	Press release dated April 25, 2012 by the Company announcing entry into the Purchase Agreement.

*

Certain schedules and exhibits have been omitted. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request of the Securities and Exchange Commission.